Exhibit 99.1
Filed by Chesapeake Utilities Corporation
Pursuant to Rule 425 under the Securities Act of 1933
And Deemed Filed Pursuant to Rule 14a-12
under the Securities Exchange Act of 1934
Subject Company: Florida Public Utilities Company
Commission File No.: 001-10608
Date: July 21, 2009
CHESAPEAKE UTILITIES CORPORATION OBTAINS
ALL MERGER-RELATED PUBLIC SERVICE COMMISSION REGULATORY APPROVALS
DOVER, DE, July 21, 2009 — Chesapeake Utilities Corporation (NYSE: CPK) announced today that it has received all public service commission regulatory approvals required for its merger with Florida Public Utilities Company (FPU) (NYSE AMEX: FPU). On April 20, 2009, Chesapeake Utilities Corporation announced the signing of a definitive merger agreement with Florida Public Utilities.
Chesapeake has received all approvals needed from the Delaware Public Service Commission (DPSC), the Maryland Public Service Commission (MPSC) and the Florida Public Service Commission (FPSC). The transaction is not subject to approval by the Federal Energy Regulatory Commission (FERC).
Chesapeake and FPU also submitted to the Antitrust Division of the United States Department of Justice (DOJ) and the Federal Trade Commission (FTC) the necessary filings in accordance with the Hart-Scott-Rodino Antitrust Improvements Act (HSR). The statutory waiting period under the HSR expired with no comment from the DOJ or the FTC, thus allowing the companies to continue with the merger. The expiration of the HSR waiting period does not, however, preclude the DOJ and the FTC from challenging the merger on antitrust grounds.
“Chesapeake and FPU will now proceed with the next step in the process, which is filing with the Securities and Exchange Commission their joint proxy and the Chesapeake registration statement for the registration of the Chesapeake shares to be issued in the merger. Chesapeake will also be filing with the New York Stock Exchange its listing application for the Chesapeake shares,” said John R. Schimkaitis, Chesapeake’s President and Chief Executive Officer.
Chesapeake’s management still believes that the merger will close sometime in the fourth quarter of 2009, although there can be no assurances as to whether the merger will close or the actual timing of the closing. After the close of the merger, Florida Public Utilities will be a wholly owned subsidiary of Chesapeake.
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About Chesapeake Utilities Corporation (www.chpk.com)
Incorporated in 1947, Chesapeake is a diversified utility company engaged in natural gas distribution, transmission and marketing, propane distribution and wholesale marketing, advanced information services and other related businesses. In total, Chesapeake currently serves approximately 100,000 distribution customers with either natural gas or propane gas. Chesapeake employs 448 people and posted $291.4 million in revenue for 2008.
Chesapeake’s natural gas distribution operations serve approximately 65,000 residential, commercial and industrial customers in Delaware, Maryland and Florida. Eastern Shore Natural Gas Company, Chesapeake’s natural gas transmission subsidiary, transports and delivers natural gas through 379 miles of transmission pipeline to industrial customers and natural gas distribution companies including Chesapeake’s Delaware and Maryland divisions, and owns and operates the only transmission pipeline south of the Chesapeake and Delaware Canal. Sharp Energy, Chesapeake’s propane distribution subsidiary, distributes propane to approximately 35,000 residential, commercial and industrial customers in Delaware, Maryland, Virginia, Pennsylvania and Florida. Chesapeake’s other subsidiaries include Peninsula Energy Services Company, Inc. (PESCO), a natural gas marketing company; Peninsula Pipeline Company, Inc., an intrastate pipeline company in Florida; Xeron, Inc., a propane wholesale marketing company in Houston, Texas; and BravePoint®, Inc., Chesapeake’s advanced information services subsidiary based in Atlanta.
Additional Information and Where to Find It
In connection with the proposed merger, Chesapeake will file a registration statement on Form S-4 with the SEC, which will include a joint proxy statement of Chesapeake and Florida Public Utilities and a prospectus, as well as other materials. WE URGE INVESTORS TO READ THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CHESAPEAKE, FLORIDA PUBLIC UTILITIES AND THE PROPOSED MERGER. Investors will be able to obtain free copies of the registration statement and proxy statement/prospectus (when available) as well as other filed documents containing information about Chesapeake and Florida Public Utilities at http://www.sec.gov, the SEC’s Web site. Free copies of Chesapeake’s SEC filings are also available on Chesapeake’s Web site at investor.shareholder.com/CPK/sec.cfm and free copies of Florida Public Utilities’ SEC filings are also available on Florida Public Utilities’ Web site at www.fpuc.com/about_us/invest.asp.
Participants in the Solicitation
Chesapeake and Florida Public Utilities and their respective directors, executive officers, other members of management and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies with respect to the proposed merger. Information about the directors and executive officers of Florida Public Utilities is set forth in the proxy statement for Florida Public Utilities’ 2009 Annual Meeting of Stockholders, as filed with the SEC on a Schedule 14A on April 6, 2009 and Form 10-K filed with the SEC on March 20, 2009. Information about the directors and executive officers of Chesapeake is set forth in the proxy statement for Chesapeake’s 2009 Annual Meeting of Stockholders, as filed with the SEC on a Schedule 14A on March 27, 2009 and Form 10-K filed with the SEC on March 9, 2009. Additional information regarding the interests of those participants and other persons who may be deemed participants in the merger may be obtained by reading the registration statement, joint proxy statement/prospectus and other materials to be filed with the SEC regarding the proposed merger when it becomes available. You may obtain free copies of these documents as described previously.
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Media Contact:
Sydney Davis, Communication Manager
Phone: 302.736.7828
Mobile Phone: 703.801.8258
e-mail: shdavis@chpk.com
Chesapeake Utilities Corporation Contact:
Beth Cooper, Senior Vice President and Chief Financial Officer
Phone: 302.734.6799
e-mail: bcooper@chpk.com
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